Exhibit 10.8

                                    AGREEMENT
                                    ---------


     THIS AGREEMENT, made and entered into as of August 2, 2004, by and between Western Plains Energy L.L.C., a Kansas limited liability company ("Seller"), and United Bio Energy Ingredients, LLC, a Kansas limited liability company ("Buyer").

                              W I T N E S S E T H :
                              ---------------------

     WHEREAS, Seller desires to sell and Buyer desires to purchase the Wet Distiller's Grains with Solubles ("WDG"), and Dried Distiller's Grains with Solubles ("DDG"), (collectively referred to as the "Products") output of the ethanol production plant which Seller owns and operates, located in Campus, Kansas, (hereinafter called the "Plant") and

     WHEREAS, Seller and Buyer wish to agree in advance of such sale and purchase to the price formula, payment, delivery and other terms thereof in consideration of the mutually promised performance of the other;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, it is hereby agreed:

     1. PURCHASE AND SALE. Seller agrees to sell to Buyer its entire bulk feed grade "Products" output from Seller's "Plant", and Buyer agrees to purchase from Seller the entire bulk feed grade "Products" output from Seller's "Plant", subject to all the terms and conditions set forth in this Agreement.

     2. TRADE RULES. All purchases and sales made hereunder shall be governed by the Feed Trade Rules of the National Grain and Feed Association unless otherwise specified. Said Trade Rules, shall to the extent applicable, be a part of this Agreement as if fully set forth herein. Notwithstanding the foregoing, the Arbitration Rules of the National Grain and Feed Association shall not be applicable to this Agreement and nothing herein contained shall be construed to constitute an agreement between the parties to submit disputes arising hereunder to arbitration before any organization or tribunal.

     3. TERM. The initial term of this Agreement shall be for two (2) years commencing on October 1, 2004. This agreement shall be automatically renewed for successive one-year terms thereafter unless either party gives written notice to the other party of its election not to renew not later than ninety (90) days prior to the expiration of the initial term or the then current renewal term, as the case may be.

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                                       -2-

     4. DELIVERY AND TITLE.

     A. The place of delivery for all "Products" sold pursuant to this Agreement shall be FOB "Plant". Buyer and Buyer's agents shall be given access to Seller's "Plant" in a manner and at all times reasonably necessary and convenient for Buyer to take delivery as provided herein. Buyer shall schedule the loading and shipping of all outbound "Products" purchased hereunder which is shipped by truck or rail, but all labor and equipment necessary to load trucks or rail cars, shall be supplied by Seller without charge to Buyer. Seller agrees to handle the "Products" in a good and workmanlike manner in accordance with Buyer's reasonable requirements and in accordance with normal industry practice. Seller shall maintain the truck / rail loading facilities in safe operating condition in accordance with normal industry standards.

     B. Seller further warrants that storage space for not less than three full days of production of Wet Distillers Grains with Solubles, and not less than seven full days of production of Dried Distillers Grains with Solubles, based on normal operating capacity, shall be reserved for Buyer's use at the "Plant" and shall be continuously available for storage of "Products" purchased by Buyer hereunder at no charge to Buyer. Buyer warrants and agrees to remove "Products" before the aforementioned storage limits are exceeded, or before "Plant" operations are affected. Seller shall be responsible at all times for the quantity, quality and condition of any "Products" in storage at the "Plant". Seller shall not be responsible for the quantity, quality and condition of any "Products" stored by Buyer at locations other than the "Plant".

     C. Buyer shall give to Seller a schedule of quantities of "Products" to be removed by truck and rail respectively with sufficient advance notice reasonably to allow Seller to provide the required services. Seller shall provide the labor, equipment and facilities necessary to meet Buyer's loading schedule and, except for any consequential or indirect damages, shall be responsible for Buyer's actual costs or damages resulting from Seller's failure to do so. Buyer shall order and supply trucks as scheduled for truck shipments. All freight charges shall be the responsibility of Buyer and shall be billed directly to Buyer. Demurrage charges will be for the account of the Buyer if Buyer fails to provide railcars in accordance with the production schedule provided by Seller. Demurrage charges will be for the account of the Seller if Seller fails to load railcars in accordance with said schedule.

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                                       -3-


     D. Subject to Section 1, Buyer shall provide loading orders as necessary to permit Seller to maintain Seller's usual production schedule, provided, however, that Buyer shall not be responsible for failure to schedule removal of "Products" unless Seller shall have provided to Buyer production schedules as follows: Five (5) days prior to the beginning of each calendar month during the term hereof, Seller shall provide to Buyer a tentative schedule for production in the next calendar month. On Wednesday of each week during any term hereof, Seller shall provide to Buyer a schedule for actual production during the next production week (Monday through Sunday). Seller shall inform Buyer daily of inventory and production status by 8:30 a.m. CDT. For purposes of this paragraph, notification will be sufficient if made by facsimile as follows:

          If to Buyer, to the attention of Randy Ives, Facsimile number 316-796-0944 and

          If to Seller, to the attention of Mike Erhart, Facsimile number 785-672-4494.

          Or to such other representatives of Buyer and Seller as they may designate to the other in writing.

     E. Title, risk of loss and full shipping responsibility shall pass to Buyer upon loading the "Products" into trucks or rail cars, as the case may be, and delivery to Buyer of the bill of lading for each such shipment.

     F. None of the Seller "Products" shall be sold more than 180 days in advance by Buyer unless Seller explicitly approves the price and terms of any such contract. Buyer will advise weekly and update Seller monthly on all outstanding contractual obligations, and the terms thereof. The aforementioned method of notification shall be deemed sufficient for this purpose. Any forward sales approved by the Seller shall be the property of the Seller, and the Seller shall have the full benefit or burden of those contracts.

     5. PRICE AND PAYMENT.

     A. Buyer agrees to pay Seller for all "Products" removed by Buyer from the "Plant" as follows:

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                                       -4-


          1. DDG. A price equal to ninety eight percent (98%) of the F.O.B. Plant price charged by Buyer to its customers.

          2. WDG. A price equal to ninety seven and one-half percent (97.5%) of the F.O.B. Plant Price charged by Buyer to its customers.

Upon receipt of documentation from Seller, Buyer will pay Seller an additional one-half of one percent (.5%) of the FOB Plant Price charged by Buyer to customers that are members with an ownership interest in the Seller. The additional one-half of one percent (.5%) shall be paid only for "Product" that is subject to a member agreement between Seller and the customer. Payment shall be made each Thursday for all "Products" shipped the previous week. For purposes of this provision, the FOB "Plant" price shall be the actual sale price, less all freight costs incurred by Buyer in delivering the "Product" to its customer. Buyer agrees to use commercially reasonable efforts to achieve the highest resale price available under prevailing market conditions as judged by Buyer. Seller's sole and exclusive remedy for breach of Buyer's obligations under this paragraph 5A shall be to terminate this Agreement.

     B. On a daily basis, Weekends and Holidays excluded, Seller shall provide Buyer with certified weight certificates for the previous day's shipments. Buyer shall pay Seller the full price, determined pursuant to paragraph 5A above, for all properly documented shipments. Payment for such shipments shall occur so that payment is received on or by the following Thursday of each shipment week (Sunday through Saturday). Buyer agrees to maintain accurate sales records and to provide such records to Seller upon request. Seller shall have the option to audit Buyer's sales invoices at any time during normal business hours and during the term of this Agreement.

     C. Buyer shall be responsible for all customer billing and account servicing, including but not limited to the collection of amounts owed the Buyer by its customers. Buyer shall bear all costs associated with billing and collection activities. Buyer shall assume all losses due to a customer's failure to pay its account, unless Seller is otherwise in default for having failed to deliver Products in accordance with the terms and conditions of this Agreement.


     6. QUANTITY AND WEIGHTS.

     A. It is understood that said output of the "Products" shall be determined by Seller's production schedule and that no warranty or representation has been made by Seller as to the exact quantities of "Products" to be sold pursuant to this Agreement. At the effective date of this Agreement, the output estimated by Seller to be sold to the Buyer is approximately seven thousand tons (7,000) of "Products" per month on a dry matter basis from the aforementioned "Plant".

     B. The quantity of "Products" delivered to Buyer from Seller's "Plant" shall be established by weight certificates obtained from scales which are certified as of the time of weighing and which comply with all applicable laws, rules and regulations. In the case of rail shipments, the first official railroad weights will govern establishment of said quantities. The outbound weight certificates shall be determinative of the quantity of "Products" for which Buyer is obligated to pay pursuant to Section 5.

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                                       -5-


     C. All rail cars loaded at Seller's "Plant" shall be grain hopper cars. Seller agrees that such cars shall be loaded to full visible capacity at Seller's "Plant". If not loaded to full visible capacity, Seller shall pay in full the portion of freight charges allocable to the unused capacity of the car. It is agreed and understood that all railcars, when loaded to full visible capacity, shall be defined as having a "light weight".

     7. QUALITY.

     A. Seller understands that Buyer intends to sell the "Products" purchased from Seller as a primary animal feed ingredient and that said "Products" are subject to minimum quality standards outlined in Exhibit A for such use. Seller agrees and warrants that "Products" produced at its "Plant" and delivered to Buyer shall be accepted in the feed trade under the minimum quality standards outlined in Exhibit A and shall be of merchantable quality.

     B. Seller warrants that all "Products" sold to Buyer hereunder shall, at the time of delivery to Buyer, conform to the minimum quality standards outlined in Exhibit A. Said minimum quality standards are subject to change at the discretion of Seller. Sufficient notice shall be deemed to be 30 days of written notification to Buyer.

     C. Seller warrants that at the time of loading, the "Products" will not be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act and that each shipment may lawfully be introduced into interstate commerce under said Act. Payment of invoice does not waive Buyer's rights if goods do not comply with terms or specifications of this Agreement. Unless otherwise agreed between the parties to this Agreement, and in addition to other remedies permitted by law, the Buyer may, without obligation to pay, reject either before or after delivery, any of the "Products" which when inspected or used are found by Buyer to fail in a material way to conform to this Agreement. Should any of the "Products" be seized or condemned by any federal or state department or agency for any reason except noncompliance by Buyer with applicable federal or state requirements, such seizure or condemnation shall operate as a rejection by Buyer of the goods seized or condemned and Buyer shall not be obligated to offer any defense in connection with the seizure or condemnation. However, Buyer agrees to cooperate with Seller in connection with the defense of any quality or other product claims, or any claims involving seizure or condemnation. Buyer shall be fully responsible for, and shall indemnify Seller against any liability for, claims arising from any failure to deliver feed products, except to the extent that delivery under those contracts fails due to Seller's fault. When rejection occurs before or after delivery, at its option, Buyer may:

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                                       -6-


          (1) Dispose of the rejected goods after first offering Seller a reasonable opportunity of examining and taking possession thereof, if the condition of the goods reasonably appears to Buyer to permit such delay in making disposition; or


          (2) Dispose of the rejected goods in any manner directed by Seller which Buyer can accomplish without violation of applicable laws, rules, regulations or property rights; or

          (3) If Buyer has no available means of disposal of rejected goods and Seller fails to direct Buyer to dispose of them as provided herein, Buyer may return the rejected goods to Seller, upon which event Buyer's obligations with respect to said rejected goods shall be deemed fulfilled. Title and risk of loss shall pass to Seller promptly upon rejection by Buyer.

          (4) Seller shall reimburse Buyer for all costs reasonably incurred by Buyer in storing, transporting, returning and disposing of the rejected goods. Buyer shall have no obligation to pay Seller for rejected goods and may deduct reasonable costs and expenses to be reimbursed by Seller from amounts otherwise owed by Buyer to Seller.

          (5) If Seller produces "Products" which comply with the warranty in Section C above but which do not meet applicable industry standards, Buyer agrees to purchase such "Products" for resale but makes no representation or warranty as to the price at which such "Product" can be sold. If the "Product" deviates so severely from industry standard as to be unsellable in Buyer's reasonable judgment; then it shall be disposed of in the manner provided for rejected goods in Section C above.

     D. If Seller knows or reasonably suspects that any "Products" produced at its "Plant" are adulterated or misbranded, or outside of minimum quality standards set forth in Exhibit A, Seller shall promptly so notify Buyer so that such "Product" can be tested before entering interstate commerce. If Buyer knows or reasonably suspects that any "Products" produced by Seller at it's "Plants" are adulterated, misbranded or outside of minimum quality standards set forth in Exhibit A, then Buyer may obtain independent laboratory tests of the affected goods. If such goods are tested and found to comply with all warranties made by Seller herein, then Buyer shall pay all testing costs and if the goods are found not to comply with such warranties, Seller will pay all testing costs.

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                                       -7-

     8. RETENTION OF SAMPLES.

     A. Seller will take an origin sample of the "Products" from each truck or rail car before it leaves the "Plant" using standard sampling methodology. Seller will label these samples to indicate the date of shipment that the truck, rail car, or pickup number involved. Seller will also retain the samples and labeling information for no less than six (6) months for Dry "Product". Samples for Wet "Product" should be retained for 14 days, before being discarded.

     B. At a minimum, a composite analysis on all "Products" shall be sent once a month to Buyer. It is understood that said analysis is a composite and may or may not be indicative of the current analysis.

     9. INSURANCE.


     A. Seller warrants to Buyer that all Seller's employees engaged in the removal of "Products" from Seller's Plant shall be covered as required by law by worker's compensation and unemployment compensation insurance.


     B. Seller agrees to maintain throughout every term of this Agreement commercial general liability insurance, including Product Liability coverage, with combined single limits of not less than $2,000,000. Seller's policies of commercial general liability insurance shall be endorsed to require at least thirty (30) days advance notice to Buyer prior to the effective date of any termination or cancellation of coverage. Seller shall cause Buyer to be named as an additional insured on Seller's insurance policy and shall provide a certificate of insurance to Buyer to establish the coverage maintained by Seller by the start of the contract term.


     C. Buyer agrees to carry such insurance on its vehicles and personnel operating on Seller's property as Seller reasonably deems appropriate. The parties acknowledge that Buyer may elect to self insure its vehicles. Upon request, Buyer shall provide a certificate of insurance to Seller to establish the coverage maintained by Buyer.


     D. Neither Seller nor Buyer shall be liable to the other party for any loss or damage to any building, structure, equipment, vehicles or other tangible property owned by the other or consequential damages, including but not limited to lost income and profits, even though such loss or damage might have been occasioned by the negligence of such party, its employees, agents or contractors.

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                                       -8-


     E. Buyer agrees to maintain throughout every term of this Agreement commercial general liability insurance, with combined single limits of not less than $2,000,000. Buyer's policies of commercial general liability insurance shall be endorsed to require at least thirty (30) days advance notice to Seller prior to the effective date of any termination or cancellation of coverage. Buyer shall cause Seller to be named as an additional insured on Buyer's insurance policy and shall provide a certificate of insurance to Seller to establish the coverage maintained by Buyer by the start of the contract term.

     10. REPRESENTATIONS AND WARRANTIES.

     A. Seller represents and warrants that all "Products" delivered to Buyer shall not be adulterated or misbranded, except that Buyer assumes all responsibility for labeling and tagging the feed products in accordance with applicable law, and assuming that Seller's "Products" meet the specifications set forth in Exhibit A as amended from time to time, within the meaning of the Federal Food, Drug and Cosmetic Act and may lawfully be introduced into interstate commerce pursuant to the provisions of the Act. Seller further warrants that the "Products" shall fully comply with any applicable state laws governing quality, naming and labeling of "Products". Payment of invoice shall not constitute a waiver by Buyer of Buyer's rights as to goods which do not comply with this Agreement or with applicable laws and regulations.


     B. Seller represents and warrants that "Products" delivered to Buyer shall be free and clear of liens and encumbrances.


     11. EVENTS OF DEFAULT. The occurrence of any of the following shall be an event of default under this Agreement: (1) failure of either party to make payment to the other when due; (2) default by either party in the performance of the covenants, conditions and agreements imposed upon that party by this Agreement; (3) if either party shall become insolvent, or make a general assignment for the benefit of creditors or to an agent authorized to liquidate any substantial amount of its assets, or be adjudicated bankrupt, or file a petition in bankruptcy, or apply to a court for the appointment of a receiver for any of its assets or properties with or without consent, and such receiver shall not be discharged within sixty (60) days following appointment.

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                                       -9-


     12. REMEDIES. Upon the happening of an Event of Default, the parties hereto shall have all remedies available under applicable law with respect to an Event of Default by the other party, including but not limited to the recovery of attorneys' fees and other costs and expenses. Without limiting the foregoing, the parties shall have the following remedies whether in addition to or as one of the remedies otherwise available to them: (1) to declare all amounts owed immediately due and payable; and (2) to terminate this Agreement within thirty
(30) days following the giving of notice of default and opportunity to cure, provided, however, Buyer shall be allowed 5 calendar days from the date of receipt of notice of default for non-payment to cure any non-payment. Notwithstanding any other provision of this Agreement, Buyer may offset against amounts otherwise owed to Seller the price of any "Products" which fails to conform to any requirements of this Agreement.

     13. FORCE MAJEURE. Neither Seller nor Buyer will be liable to the other for any failure or delay in the performance of any obligation under this Agreement due to events beyond its reasonable control, including, but not limited to, fire, storm, flood, earthquake, explosion, act of the public enemy, riots, civil disorders, sabotage, strikes, lockouts, labor disputes, labor shortages, war, stoppages or slowdowns initiated by labor, transportation embargoes, failure or shortage of materials, acts of God, or acts or regulations or priorities of the federal, state or local government or branches or agencies thereof.


     14. INDEMNIFICATION.


     A. Except as otherwise provided in paragraph 9D, Seller shall indemnify, defend and hold Buyer and its officers, directors, employees and agents harmless, from any and all losses, liabilities, damages, expenses (including reasonable attorneys' fees), costs, claims, demands, that Buyer or its officers, directors, employees or agents may suffer, sustain or become subject to, or as a result of (i) any misrepresentation or breach of warranty, covenant or agreement of Seller contained herein or (ii) the Seller's negligence or willful misconduct.


     B. Except as otherwise provided in paragraph 9D, Buyer shall indemnify, defend and hold Seller and its officer, directors, employees and agents harmless, from any and all losses, liabilities, damages, expenses (including reasonable attorneys' fees), costs, claims, demands, that Seller or its officers, directors, employees or agents may suffer, sustain or become subject to, or as a result of (i) any misrepresentation or breach of warranty, covenant or agreement of Buyer contained herein or (ii) the Buyer's negligence or willful misconduct.

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                                      -10-


     C. Where such personal injury or death is the result of negligence on the part of both Seller and Buyer, each party's duty of indemnification shall be in proportion to the percentage of that party's negligence or faults.


     15. RELATIONSHIP OF PARTIES. This Agreement creates no relationship other than that of buyer and seller between the parties hereto. Specifically, there is no agency, partnership, joint venture or other joint or mutual enterprise or undertaking created hereby. Nothing contained in this Agreement authorizes one party to act for or on behalf of the other and neither party is entitled to commissions from the other.

     16. MISCELLANEOUS.

     A. This writing is intended by the parties as a final expression of their agreement and a complete and exclusive statement of the terms thereof.

     B. No course of prior dealings between the parties and no usage of trade, except where expressly incorporated by reference, shall be relevant or admissible to supplement, explain, or vary any of the terms of this Agreement.

     C. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement shall not be relevant or admissible to determine the meaning of this Agreement even though the accepting or acquiescing party has knowledge of the nature or the performance and an opportunity to make objection.

     D. No representations, understandings or agreements have been made or relied upon in the making of this Agreement other than as specifically set forth herein.

     E. This Agreement can only be modified by a writing signed by all of the parties or their duly authorized agents.


     F. The paragraph headings herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     G. This Agreement shall be construed and performed in accordance with the laws of the State of Kansas.

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                                      -11-


     H. The respective rights, obligations and liabilities of the parties under this Agreement are not assignable or delegable without the prior written consent of the other party.

     I. Notice shall be deemed to have been given to the party to whom it is addressed forty-eight (48) hours after it is deposited in certified U. S. mail, postage prepaid, return receipt requested, addressed as follows:

      Buyer:                    ICM Marketing, Inc.
                                P.O. Box 397
                                310 North First
                                Colwich, Kansas  67030
                                Attn.:  Randy Ives

      Seller:                   Western Plains Energy, L.L.C.
                                3022 County Road 18
                                Oakley, Kansas 67748
                                Attn.: Jeff Torluemke


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed the day and year first above written.

                        United Bio Energy Ingredients, LLC



                        By:   /s/ Randy Ives
                              ----------------------------------
                              Randy Ives, Vice-President


                        Western Plains Energy, L.L.C.



                        By:   /s/ Michael J. Erhart
                              ----------------------------------
                              Michael J. Erhart
                              CEO/General Manager

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                                    EXHIBIT A

Minimum Quality standards by product:


               Plant                  Component     Minimum     Maximum
     ----------------------------     ---------     -------     -------
     Western Plains Energy DDG        Protein        28 %          -
     ----------------------------     ---------     -------     -------
                                      Fat            7.5 %         -
     ----------------------------     ---------     -------     -------
                                      Fiber            -         15 %
     ----------------------------     ---------     -------     -------
                                      Ash              -          5 %
     ----------------------------     ---------     -------     -------


     ----------------------------     ---------     -------     -------
                       Plant          Component     Minimum     Maximum
     ----------------------------     ---------     -------     -------
     Western Plains Energy WDG        Protein       10.5 %         -
     ----------------------------     ---------     -------     -------
                                      Fat             3 %          -
     ----------------------------     ---------     -------     -------
                                      Fiber            -           5 %
     ----------------------------     ---------     -------     -------
                                      Ash              -         2.5 %
     ----------------------------     ---------     -------     -------


Minimum quality standards for all "products" shall also be deemed to be and sweet, and with Aflatoxin levels less than 20 ppb maximum."